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                                                                       Exhibit 1

                             Joint Filing Agreement

               In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with the other parties hereto on behalf of each of them a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Innoveda, Inc., a Delaware corporation, and that this agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

               In witness whereof, the undersigned hereby execute this agreement as of the 30th day of April, 2002.

                                             Mentor Graphics Corporation

                                             By:    /s/ Gregory K. Hinckley
                                                  ------------------------------
                                             Name:  Gregory K. Hinckley
                                             Title: President


                                             Indiana Merger Corporation

                                             By:    /s/ Gregory K. Hinckley
                                                  ------------------------------
                                             Name:  Gregory K. Hinckley
                                             Title: Chief Financial Officer